Exhibit 10.2

Execution Version

GUARANTY AGREEMENT

FOR VALUE RECEIVED, and in consideration of credit given or to be given, advances made or to be made, or other financial accommodation from time to time afforded or to be afforded to PERFECT MOMENT LTD., a Delaware corporation (“Debtor”), by X3 HIGHER MOMENT FUND LLC, in its capacity as administrative agent for the Lenders (as defined below) (in such capacity, the “Administrative Agent”), each of Perfect Moment (UK) Limited, a private limited company incorporated in England & Wales with company number 10883556 (“PM(UK)”), Perfect Moment International AG, a Swiss company limited by shares (“PMI”), Perfect Moment Asia Limited, a company incorporated in Hong Kong with business registration number 59787570 (“PMA”), and Perfect Moment USA Inc., a Delaware corporation (“PM(USA)”, and together with PM(UK), PMI and PMA, collectively, the “Guarantors”, and each, a “Guarantor”), as of March 30, 2026 (as supplemented, modified, reviewed, extended or restated from time to time, this “Guaranty Agreement”), each hereby, jointly and severally, absolutely and unconditionally guarantees the full and prompt payment to the Administrative Agent (for the benefit of the Lenders), when due (whether at maturity, upon acceleration or otherwise) and at all times thereafter, of any and all indebtedness, obligations and liabilities of the Debtor and each Guarantor to the Administrative Agent and any Lender, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, and howsoever owned, held or acquired, arising or evidenced by any of the following:

(1)	all obligations of Debtor pursuant to that certain Loan Agreement, dated as of even date herewith (the “Loan Agreement”), by and among the Debtor, the Guarantors, the lenders from time-to-time party thereto (the “Lenders”), and the Administrative Agent and any renewals, amendments and restatements, modifications or extensions thereof;

(2)	the principal indebtedness evidenced by each promissory note of Debtor payable to a Lender (collectively, the “Notes”) evidencing the maximum principal indebtedness of the Debtor to such Lender under the Revolving Credit Commitments, together with interest on the unpaid principal both before and after maturity as set forth in such Note, being incorporated herein by reference as fully and particularly as if set out verbatim herein;

(3)	all obligations of Debtor pursuant to any and all renewals, amendments and restatements, modifications, or extensions, in whole or in part, of any of the Notes; and

(4)	all obligations of Debtor pursuant to any other agreement, document or instrument evidencing or securing the payment of the indebtedness evidenced by the Loan Agreement or the Note, and all renewals, amendments and restatements, modifications, or extensions of any such agreement, document or instrument;

(the obligations included in clauses (1) – (4) above, the “Loan Obligations”)

together with all expenses, legal and/or otherwise (including court costs and attorney’s fees) (“Collection Expenses”) incurred by the Administrative Agent and/or Lenders in collecting or endeavoring to collect the indebtedness evidenced and secured, respectively, by the Loan Agreement, the Notes or any other Loan Document (or any renewals, amendments and restatements, modifications, amendments or extensions of any thereof, in whole or in part), or any part of said indebtedness, in protecting any collateral, and in enforcing this Guaranty Agreement (the Loan Obligations and the Collection Expenses hereinafter collectively referred to as the “Indebtedness”).

THIS GUARANTY AGREEMENT SHALL BE A CONTINUING, ABSOLUTE AND UNCONDITIONAL GUARANTY, and shall remain in full force and effect until the Indebtedness (and interest thereon and expenses in connection therewith), and all renewals, amendments and restatements, modifications, or extensions thereof, in whole or in part, shall have been fully paid and satisfied, regardless of any intermediate payment or discharge in whole or in part. THIS IS A GUARANTY OF PAYMENT AND PERFORMANCE, AND NOT OF COLLECTION.

English Limitations. If any discharge, release or arrangement (whether in respect of the obligations of any Guarantor or any security for those obligations or otherwise) is made by the Administrative Agent (on behalf of the Lenders) in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor pursuant to this Guaranty Agreement will continue or be reinstated as if the discharge, release or arrangement had not occurred.

Each Guarantor waives any right it may have of first requiring the Administrative Agent (on behalf of the Lenders) (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Guaranty Agreement. This waiver applies irrespective of any law or any provision in the Loan Agreement, the Notes or other Loan Documents to the contrary.

Until all amounts which may be or become payable by the Guarantors under or in connection with the Loan Agreement, the Notes or other Loan Documents have been irrevocably paid in full, the Administrative Agent (on behalf of the Lenders) (or any trustee or agent on its behalf) may refrain from applying or enforcing any other moneys, security or rights held or received by Administrative Agent (on behalf of the Lenders) (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Guaranty Agreement.

Swiss Limitations. Notwithstanding any provision to the contrary in this Guaranty Agreement or any other Loan Document, if and to the extent PMI becomes directly or indirectly liable under this Guaranty Agreement or any other Loan Document (including security agreements entered into by PMI) for obligations of any other Loan Party (other than the wholly owned direct or indirect subsidiaries of PMI) under any Loan Document, (the “Restricted Obligations”) and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by PMI or would otherwise be restricted under Swiss law and practice then applicable, PMI’s aggregate liability for Restricted Obligations shall not exceed the amount of PMI’s freely disposable equity (frei verfügbares Eigenkapital) at the time it becomes liable, including, without limitation, any statutory reserves which can be transferred into unrestricted, distributable reserves, in accordance with Swiss law (the “Freely Disposable Amount”), provided that:

(1)	this limitation shall only apply to the extent it is a requirement under applicable law at the time (a) PMI is required to perform Restricted Obligations under this Guaranty Agreement or any other Loan Document and (b) such limitation shall not free PMI from its obligations in excess of the Freely Disposable Amount, but merely postpone the performance date thereof until such times when PMI has again Freely Disposable Amount if and to the extent such Freely Disposable Amount is available;

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(2)	if the enforcement of the Restricted Obligations would be limited due to the effects referred to in clause (1) of this paragraph (Swiss Limitations), PMI shall further, to the extent permitted by applicable law and Swiss accounting standards and upon request by the Administrative Agent and/or a Lender, (a) write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale, however, only if such assets are not necessary for PMI’s business (nicht betriebsnotwendig), (b) reduce its share capital to the minimum allowed under then applicable law, and/or (c) convert statutory reserves into freely available reserves to the extent such statutory reserves do not need to be maintained by Swiss mandatory law; and

(3)	PMI shall take and cause to be taken all and any action, including, without limitation, (a) the passing of any shareholders’ resolutions to approve any payment or other performance under this Guaranty Agreement or any other Loan Document, (b) the provision of an audited interim balance sheet, (c) the provision of a determination by PMI of the Freely Disposable Amount based on such audited interim balance sheet, (d) the provision of a confirmation from the auditors of PMI that a payment of PMI under this Guaranty Agreement or any other Loan Document in an amount corresponding to the Freely Disposable Amount is in compliance with the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves and (e) all and any other action required by the Administrative Agent and/or a Lender, acting reasonably, in order to allow a prompt payment of amounts owed by PMI under this Guaranty Agreement or any other Loan Document as well as the performance by PMI of other obligations under this Guaranty Agreement or any other Loan Document with a minimum of limitations.

If so required under applicable law (including tax treaties) at the time it is required to make a payment under this Guaranty Agreement or any other Loan Document, PMI:

(1)	shall use its reasonable efforts to ensure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;

(2)	shall deduct the Swiss Withholding Tax at such rate (being 35% on the date hereof) as in force from time to time if the notification procedure pursuant to clause (1) of this paragraph does not apply or shall deduct the Swiss Withholding Tax at the reduced rate resulting after discharge of part of such tax by notification if the notification procedure pursuant to clause (1) of this paragraph applies for a part of the Swiss Withholding Tax only and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; in the event where this provision would apply to the enforcement of a security interest granted by PMI, the Administrative Agent shall deduct from the enforcement proceeds of such security interest the Swiss Withholding Tax, pay such tax to the Swiss Federal Tax Administration and shall provide PMI with evidence that such payment has been made; and

(3)	shall promptly notify the Administrative Agent and the Lenders that such notification or, as the case may be, deduction has been made and provide the Administrative Agent and the Lenders with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.

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In the case of a deduction of Swiss Withholding Tax, PMI and any other relevant Loan Party shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment under this Guaranty Agreement or any other Loan Document, will, as soon as possible after such deduction:

(1)	request a refund of the Swiss Withholding Tax under applicable law (including tax treaties), and

(2)	pay to the Administrative Agent and/or the Lenders, as applicable, upon receipt any amount so refunded,

and in each case the Administrative Agent shall co-operate with PMI to secure such refund.

Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or Lenders hereunder, the amounts so payable to the Administrative Agent or Lenders, as applicable, shall be increased to the extent necessary to yield to the Administrative Agent or Lenders, as applicable, (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Administrative Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Administrative Agent

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The Administrative Agent is hereby expressly authorized to make from time to time, without notice to anyone (including, without limitation, any Guarantor): any renewals, amendments and restatements, modifications or extensions with respect to the Loan Documents, whether such renewals, amendments and restatements, modifications or extensions be in whole or in part and without limit as to the number of such extensions or of the renewal periods thereof, and without notice to or further assent from the undersigned, sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the collateral pledged to secure the Indebtedness or any part of the Indebtedness, either express or implied, or of any contracts or instruments evidencing any thereof, or of any security or collateral therefor, and/or to take any security for or other guaranties upon any of the Indebtedness; and the liability of the Guarantors shall not be in any manner affected, diminished or impaired thereby, or by any lack of diligence, failure, neglect or omission on the part of the Administrative Agent to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of the Indebtedness, or any collateral or security therefor, or to exercise any lien upon or right of appropriation or setoff of any moneys, accounts, credits, or property of Debtor, possessed by the Administrative Agent, towards the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Administrative Agent shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against Debtor, or any one or more other guarantors of the Indebtedness, or other persons, entities or corporations, their properties or estates, or to resort to or exhaust its remedies against, any collateral, security, property, liens or other rights whatsoever. It is expressly agreed that the Administrative Agent may at any time make demand for payment on, or bring suit against any Guarantor or any other guarantors, may compound with any Guarantor or any other guarantor for such sums or on such terms as the Administrative Agent may see fit and release any Guarantor or any other guarantor from all further liability to the Administrative Agent, without thereby impairing the rights of the Administrative Agent in any respect to demand, sue for and collect the balance of the Indebtedness from any guarantor (including any Guarantor) not so released; and that any claims against Debtor, against any other guarantor, or against any collateral, accruing to any Guarantor by reason of payments made hereunder shall be in all respects junior and subordinate to any obligation then or subsequently owed by the Debtor or by such other guarantor to the Administrative Agent, on behalf of the Lenders. No set-off, claim, reduction, or diminution of any obligation or defense of any kind or nature, which any Guarantor or Debtor has or may have against Administrative Agent or a Lender, shall be available hereunder to such Guarantor against Administrative Agent or Lenders. As security for the undertakings and obligations of each Guarantor hereunder, each Guarantor expressly grants and gives to the Administrative Agent and Lenders a right of immediate setoff, without demand or notice, of the balance of every deposit account, now or at any time hereafter existing, of such Guarantor with the Administrative Agent or a Lender.

The granting of credit from time to time by the Administrative Agent on behalf of the Lenders to Debtor, in excess of the amount (if any) to which right of recovery under this Guaranty Agreement is limited and without notice to any Guarantor, is hereby expressly authorized and shall in no way affect or impair this Guaranty Agreement; and, in the event that the obligations of the Debtor to Administrative Agent on behalf of the Lenders shall so exceed the amount (if any) to which this Guaranty Agreement is limited, any payment by Debtor or any collections or recovery by the Administrative Agent from any sources other than this Guaranty Agreement may first be applied by the Administrative Agent to any obligations of Debtor which exceed the limits of this Guaranty Agreement (if any).

No Guarantor will exercise any rights that such Guarantor may acquire by way of subrogation or otherwise under this Guaranty Agreement, by any payment made hereunder or otherwise, until all of the Indebtedness shall have been paid in full and unless the Administrative Agent otherwise directs. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all the Indebtedness shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Indebtedness.

Notwithstanding any provision of the preceding paragraph to the contrary, if at any time any Guarantor is or becomes an “insider” (as defined from time to time in Section 101 of the Federal Bankruptcy Code) with respect to Debtor, then such Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, reimbursement or any similar rights against Debtor with respect to this Guaranty Agreement, whether such rights arise under an express or implied contract or by operation of law, it being the intention of the parties that, such Guarantor shall not be deemed to constitute a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code) of Debtor, by reason of the existence of this Guaranty Agreement in the event that Debtor becomes a debtor in any proceeding under the Federal Bankruptcy Code.

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This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the obligations under the Notes or any security therefor, or any part thereof, is rescinded or must otherwise be restored or returned by Administrative Agent or Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Debtor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Notwithstanding any other provision of this Guaranty Agreement to the contrary, if the obligations of any Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of such Guarantor’s liability under this Guaranty Agreement, then notwithstanding any other provision of this Guaranty Agreement to the contrary, the amount of such liability shall, without any further action by such Guarantor or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

No act of commission or omission of any kind, or at any time, on the part of the Administrative Agent in respect of any matter whatsoever shall in any way affect or impair this Guaranty Agreement. This Guaranty Agreement is in addition to and not in substitution for or discharge of any other guaranty held by the Administrative Agent. Each Guarantor waives any rights of action the Guarantors might have against the Administrative Agent or Lenders because of the exercise by the Administrative Agent or Lenders in any manner howsoever of any rights granted to the Administrative Agent or Lenders herein.

The obligations of the Administrative Agent and Lenders under the Loan Agreement shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Guaranty Agreement, and all dealings between Debtor and the Administrative Agent and Lenders shall likewise be conclusively presumed to have been undertaken or consummated in reliance upon this Guaranty Agreement. Each of the Guarantors expressly waives: (a) notice of acceptance of this Guaranty Agreement and of all extensions of credit to the Debtor; (b) presentment and demand for payment of the Notes or of payment or performance under the Loan Agreement or the other Loan Documents; (c) protest and notice of dishonor or of default to any of the undersigned or to any other party with respect to any Note or with respect to any security therefor or with respect to the other Loan Documents; (d) any diligence in collecting the Notes or this Guaranty Agreement, or any failure to properly record any document or any other lack of due diligence by the Administrative Agent or Lenders in creating, perfecting, or with respect to the other Loan Documents, of protecting or realizing upon any security therefor; (e) any duty or obligation on the part of the Administrative Agent or Lenders to ascertain the validity, extent or nature of any security for the Notes, or any insurance or other rights respecting such security, or the liability of any party primarily or secondarily liable for payment of the Notes, or liable upon any security therefor, or to take any steps or action to safeguard, protect, handle, obtain or convey information respecting, or otherwise follow in any manner, any such security, insurance or other rights; (f) any duty or obligation on the Administrative Agent or Lenders to proceed to collect payment of the Notes from, or to commence an action against, the Debtor or any other person, or to resort to any security or to any balance of any deposit account or credit on the books of the Administrative Agent or Lenders in favor of Debtor or any other person, despite any notice or request of any of the undersigned to do so; (g) any modifications of the Loan Documents or any obligation of Debtor relating to the Indebtedness by operation of law or by action of any court; (h) all other notices to which any of the undersigned might otherwise be entitled; (i) any defense relative to the financial condition of Debtor whether or not such Guarantor is familiar therewith; (j) demand for payment or performance under this Guaranty Agreement; (k) any failure of the Administrative Agent or Lenders to commence action against Debtor or any other Person or entity (including, without limitation, other guarantors, if any); (l) any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents; (m) the inaccuracy of any representation or other provision contained in any Loan Document; (n) any sale or assignment of the Loan Documents, in whole or in part; (o) any sale or assignment by Debtor of the collateral, or any portion thereof, whether or not consented to by the Administrative Agent or Lenders; (p) deficiencies in the collateral or any deficiency in the ability of the Administrative Agent or Lenders to collect or obtain performance from any persons or entities now or hereafter liable for the payment or performance of any obligation hereby guaranteed; and (q) any lack of commercial reasonableness in dealing with collateral.

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Each Guarantor hereby represents and warrants to the Administrative Agent and Lenders that such Guarantor has, independently and without reliance upon the Administrative Agent or Lenders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty Agreement. Each Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Debtor and all other circumstances affecting the Debtor’s ability to perform its obligations to the Administrative Agent and Lenders, and agrees that the Administrative Agent and Lenders will have no duty to report to such Guarantor any information that the Administrative Agent or Lenders receive about the Debtor’s financial condition or any circumstances bearing on the Debtor’s ability to perform all or any portion of the Indebtedness, regardless of whether the Administrative Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor.

All notices and other communications provided for hereunder (except for routine informational communications) shall be in writing and shall be mailed, certified mail, return receipt requested, sent by recognized national overnight courier service, or delivered, if to the Guarantors, to Perfect Moment Ltd., 244 5th Ave Ste 1219, New York, New York 10001, U.S.A., Attention: Chath Weerasinghe, Chief Financial and Operations Officer, Email: chath@perfectmoment.com, and if to the Administrative Agent, to X Higher Moment Fund LLC, 3033 Excelsior Blvd #345, Minneapolis, Minnesota 55416 or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this paragraph. All such notices and other communications shall be deemed to have been given or made when delivered or emailed to the party at its address specified above (or at any other address that the party may hereafter specify to the other parties in writing).

If the Administrative Agent employs counsel to enforce this Guaranty Agreement by suit or otherwise, the Guarantors will reimburse the Administrative Agent, upon demand, for all reasonable expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees), whether or not suit is actually instituted.

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Each of the Guarantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided under the Loan Agreement, for the mutual benefit, directly and indirectly, of each of the Guarantors and in consideration of the undertakings of each of the Guarantors to accept joint and several liability for the obligations of each of them. Each of the Guarantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Guarantors with respect to the payment and performance of all of the obligations arising under this Guaranty Agreement, it being the intention of the parties hereto that all such obligations shall be the joint and several obligations of each of the Guarantors without preferences or distinction among them.

Each Guarantor irrevocably: (a) agrees that the Administrative Agent or any other holder or holders of the Indebtedness may bring suit, action, or other legal proceedings arising out of this Guaranty Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States District Courts sitting in New York, but shall not be restricted to such courts; (b) consents to the jurisdiction of each such court in any such suit, action, or proceeding; and (c) waives any objection which any Guarantor may have to the laying of the venue of any such suit, action, or proceeding in any of such courts.

This Guaranty Agreement shall be binding upon each Guarantor and its respective successors and assigns, as fully as though everywhere specifically mentioned, and shall inure to the benefit of the Administrative Agent, and its successors and assigns; provided that no Guarantor may, without the prior written consent of the Administrative Agent, assign or otherwise transfer any of its rights or obligations under this Guaranty Agreement. This Guaranty Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflicts of laws principles of any jurisdiction. The Administrative Agent shall have the right to assign its rights hereunder pursuant to Section 8.07 of the Loan Agreement.

If any provision hereof is invalid or unenforceable, the remaining provisions hereof shall not be affected by such invalidity or unenforceability. Each term and provision contained herein shall, however, be valid and enforceable to the fullest extent permitted by applicable law.

In the event of an inconsistency or contradiction between the provisions of this Guaranty Agreement and those of the Loan Agreement, the provisions of this Guaranty Agreement shall prevail.

Capitalized terms used in this Guaranty Agreement that are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Guaranty Agreement.

Each Guarantor acknowledges that this Guaranty Agreement is and shall be effective against such Guarantor upon execution by such Guarantor, and delivery hereof to the Administrative Agent, or its agent; and that it shall not be necessary for the Administrative Agent to execute any acceptance hereof or otherwise to signify or express its acceptance hereof.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

This Guaranty Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Guaranty Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Guaranty Agreement.

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[Signature Page to Subsidiary Guaranty Agreement]

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty Agreement as of the date first set forth above.

PERFECT MOMENT (UK) LIMITED

By:	/s/ Maximilian Alexander Gottschalk
Name:	Maximilian Alexander Gottschalk
Title:	Director

PERFECT MOMENT INTERNATIONAL AG

By:	/s/ Maximilian Alexander Gottschalk
Name:	Maximilian Alexander Gottschalk
Title:	Director

PERFECT MOMENT ASIA LIMITED

By:	/s/ Maximilian Alexander Gottschalk
Name:	Maximilian Alexander Gottschalk
Title:	Director

PERFECT MOMENT USA INC.

By:	/s/ Chath Weerasinghe
Name:	Chath Weerasinghe
Title:	Chief Financial and Operations Officer

[Signature Page to Subsidiary Guaranty Agreement]